Exhibit 99.1

ATEC Reports Fourth Quarter and Full-Year 2025 Financial Results

Full-year 2025 total revenue grew 25% to $764 million, enabling significant profit margin expansion

Full-year 2026 total revenue expected to approximate $890 million

CARLSBAD, Calif., February 24, 2026 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a spine-focused provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter and year ended December 31, 2025, and business highlights.

Fourth Quarter and Full-Year 2025 Financial Results

	Quarter Ended December 31, 2025	Year Ended December 31, 2025
Total revenue	$213 million	$764 million
GAAP gross margin	70%	70%
Non-GAAP gross margin	71%	70%
GAAP operating expenses	$158 million	$614 million
Non-GAAP operating expenses	$132 million	$506 million
GAAP net income / (loss)	($22) million	($143) million
Non-GAAP net income / (loss)	$9 million	$8 million
Non-GAAP adjusted EBITDA	$33 million	$93 million
Non-GAAP adjusted EBITDA margin	16%	12%
Ending cash balance	$161 million

Fourth Quarter Highlights

•
Surgical revenue of $190 million grew 21% year over year, driven by continued case volume growth
•
Net new surgeon users increased 23%, and 20% for the full year, reinforcing durable growth
•
Adjusted EBITDA of $33 million, or 16% of revenue, expanding 390 basis points year over year
•
Generated $8 million of free cash flow in the fourth quarter and $3 million for the full year

“2025 was a defining year for ATEC,” said Pat Miles, Chairman and Chief Executive Officer. “Our performance reflects the trust surgeons are placing in us, and our team’s dedication in advancing patient care. Continued momentum in lateral and deformity, along with the launch of Valence® and the proliferation of EOS Insight®, demonstrate how our procedural ecosystem is transforming the surgical experience. Achieving positive free cash flow marks a pivotal milestone, as we transition to cash generation and self-sustaining growth. We are redefining the spine market, building a company designed for longevity – one that will continue to deliver clinical distinction and earn deep surgeon loyalty. ATEC is now undeniably the preferred destination in spine.”

Valence® System Release

The Company announced the clearance and release of the Valence® intraoperative platform.

Financial Outlook for the Full Year 2026

The Company continues to expect total revenue for the fiscal year ending December 31, 2026 to approximate $890 million, representing growth of approximately $126 million, or 17% compared to full year 2025. This includes surgical revenue of approximately $805 million and EOS revenue of approximately $85 million. The Company is increasing its adjusted EBITDA guidance to approximately $134 million, or 15% of revenue, up from $130 million previously, reflecting continued operating leverage. The Company expects to generate at least $20 million of free cash flow for the full year 2026.

ATEC to Participate in Upcoming Conferences

The Company announced today that management will participate in the Barclays 28th Annual Global Healthcare Conference at Loews Miami Beach Hotel in Miami, FL on March 11, 2026, with a fireside chat at 9:00 a.m. ET. If available, the live webcasts will be accessible on ATEC’s Investor Relations website.

Inducement Awards Granted

As an inducement material to accepting employment with the Company, and in accordance with Nasdaq Listing Rule 5635(c)(4), ATEC today announced that the independent Compensation Committee of the Board of Directors has approved aggregate grants to 11 new employees (who are not executive officers) of, collectively, 9,281 restricted stock units (“RSUs”) under the Company’s 2016 Employment Inducement Award Plan. The RSUs will vest in equal annual installments on each of the first four anniversaries of the grant date, provided that the recipient remains continuously employed by ATEC as of such vesting date. In addition, the RSUs will vest fully upon a change of control of ATEC.

Financial Results Webcast

The Company will host a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. To access the live webcast, please visit the Investor Relations section of ATEC’s Corporate Website.

To view the live webcast, please register at this link. Access details will be shared via email. To listen to the live webcast, via audio only, please dial in: (888) 220-6125, Conference ID: 97241.

A replay of the webcast will remain available through the Investor Relations section of ATEC’s corporate website for twelve months.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures listed below under “Non-GAAP Financial Measures.” The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the Company’s future earnings potential. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. We have not reconciled our non-GAAP financial measures for the full year 2026 because certain items that impact these figures are either uncertain or outside our control and cannot be reasonably predicted. Accordingly, a reconciliation of forward-looking, non-GAAP financial measures is not available. Included below are definitions of the non-GAAP financial measures the Company uses.

Non-GAAP Financial Measures

Free cash flow: Calculated by subtracting capital expenditures from cash flow provided by or used in operating activities. Management uses free cash flow to measure progress on its capital efficiency and cash flow initiatives.

Non-GAAP Gross Profit and Non-GAAP Gross Margin: Non-GAAP gross profit represents GAAP gross profit with adjustments to exclude the impact of certain items recorded to cost of goods sold. Such potential adjustments are described within the section below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation attached below. Non-GAAP gross margin represents non-GAAP gross profit as a percentage of GAAP net sales.

Non-GAAP Operating Expenses: Non-GAAP operating expenses represent GAAP operating expenses, such as sales, general, and administrative expense, and research and development expense, with adjustments to exclude the impact of certain items recorded in GAAP operating expenses. Such potential adjustments are described within the section below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation attached below.

Non-GAAP Net Income (Loss) and Non-GAAP EPS: Non-GAAP net income (loss) represents GAAP net loss with adjustments to exclude the impact of certain items recorded in GAAP net loss. Such potential adjustments are described within the sections below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation attached below. Non-GAAP EPS represents non-GAAP net income (loss) divided by weighted-average shares outstanding.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin: EBITDA represents earnings before non-operating income/expense, taxes, depreciation and amortization. Adjusted EBITDA consists of EBITDA with adjustments to exclude certain items described within the section below under "Non-GAAP Adjustments" and included in the non-GAAP reconciliation attached below. Adjusted EBITDA margin represents adjusted EBITDA as a percentage of GAAP net sales.

Non-GAAP Adjustments

The Company's non-GAAP financial measures reflect the exclusion of the following items:

Amortization of acquired intangible assets: Represents amortization expense associated with intangible assets including, but not limited to customer relationships, intellectual property, and trade names acquired in business combinations and asset acquisitions. This adjustment does not include amortization from other intangibles.

Litigation-related expenses: We are involved in various litigation matters that from time to time result in settlements. Litigation matters can vary in their characteristics, frequency and significance to our operating results and core business operations. We review litigation matters from both a qualitative and quantitative perspective to determine whether such matters are a normal and recurring part of our business. We include in our GAAP financial statements litigation fees and settlement expenses that we determine to be normal, recurring and routine to our business. When we determine that certain litigation matters are not normal and recurring to our core business operations, we believe excluding these expenses will provide our management and investors with useful incremental information. Litigation fees and settlement expenses excluded from our non-GAAP financial measures in the periods presented relate primarily to patent litigation and other litigation matters that relate directly to the business transformation that we started in 2018 and are discussed more fully in our periodic reports filed with the Securities and Exchange Commission.

Purchase accounting adjustments on acquisitions: Includes non-cash expenses incurred as a result of fair value step-ups associated with tangible assets acquired in business combinations or asset acquisitions.

Restructuring expenses: From time-to-time, in order to realign the Company’s operations or to realize synergies from acquisitions, the Company may eliminate roles or restructure its operations and footprint. In such cases the Company may incur one-time severance and personnel costs associated with workforce reductions, or costs associated with exiting and/or relocating facilities. We exclude these costs as we do not consider such amounts to be part of the ongoing operations.

Stock-based compensation: Stock-based compensation is charged to cost of revenue and operating expenses. We exclude stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding these non-cash expenses provides meaningful supplemental information regarding operational performance. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time.

Transaction-related expenses: Represent one-time costs incurred in connection with business combinations, asset acquisitions, or debt financing and modification activities. These expenses may include, but are not limited to, legal and advisory fees, due diligence costs, contract termination charges, and other third-party expenses directly related to the planning or execution of these transactions. We exclude these costs because they can vary significantly from period to period and are not indicative of the underlying trends in our core business.

Foreign currency exchange impact: Gains and losses related to foreign currency transactions, which are recorded as other income (expense), net. Management excludes these items when evaluating the Company's operating results as they are primarily non-cash and non-operating in nature.

Loss on debt extinguishment: Represents charges recognized in connection with the early repayment, refinancing, or settlement of debt, including write-offs of unamortized debt discounts, premiums, or deferred financing costs, and any associated prepayment penalties. We exclude these items from non-GAAP results because they are non-recurring in nature, not indicative of ongoing operating performance, and can vary significantly from period to period based on financing activity.

Loss (gain) on derivative liability: Represents non-cash fair value adjustments associated with embedded derivative features related to our convertible debt. These mark-to-market changes are driven by fluctuations in our stock price and other valuation inputs, and do not reflect current operating performance. We exclude these amounts from non-GAAP results because they are non-cash, volatile, and unrelated to the Company’s core business operations.

Non-cash interest expense: Consists primarily of interest expense related to the amortization of debt discounts, deferred financing costs, and other non-cash components associated with our convertible notes and other long-term debt instruments. We exclude this item from non-GAAP net income because it is non-cash in nature and does not reflect our core operating performance or current period cash expenditures.

Long-term income tax rate adjustment: The Company employs a structural long-term projected non-GAAP income tax rate of 26% for greater consistency across reporting periods. This long-term projected non-GAAP tax rate reflects historical and expected tax positions and excludes any benefit from deferred tax assets or valuation allowance changes. The long-term rate considers various factors, including the Company’s anticipated tax structure, its tax positions in different jurisdictions, and current impacts from key U.S. legislation where the Company operates. We will reevaluate this tax rate, as necessary, for events such as major changes in the U.S. tax environment, substantial changes in the Company’s geographic earnings mix due to acquisition activity, or other shifts in the Company’s strategy or business operations.

Other non-recurring expenses: These represent items that are unusual or infrequent in nature and that we believe are not indicative of our ongoing operating performance. Examples may include discrete costs associated with tax strategy implementation or one-time expenses related to customer restructuring or reorganization events. We evaluate such items based on their nature and significance and disclose material adjustments in our non-GAAP reconciliations.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding InformatiXTM platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth, and financial outlook and commitments; planned product launches, timelines, introductions, regulatory submissions or clearances; and the Company's ability to compel surgeon adoption and drive procedural growth. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding and the form of such funding; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the U.S. Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Robert Judd

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2025	2024	2025	2024
	(unaudited)
Revenue from products and services	$212,928	$176,793	$764,155	$611,562
Cost of sales	63,437	55,205	232,267	187,300
Gross profit	149,491	121,588	531,888	424,262
Operating expenses:
Research and development	22,281	23,244	76,268	80,718
Sales, general and administrative	128,699	114,541	498,526	450,199
Litigation-related expenses	3,457	1,188	23,784	9,799
Amortization of acquired intangible assets	3,873	4,720	15,060	16,258
Transaction-related expenses	—	327	—	210
Restructuring expenses	—	1,386	378	3,247
Total operating expenses	158,310	145,406	614,016	560,431
Operating loss	(8,819)	(23,818)	(82,128)	(136,169)
Other expense, net:
Cash interest expense, net	(5,184)	(5,968)	(21,141)	(20,422)
Noncash interest expense, net	(7,710)	(1,183)	(24,781)	(4,457)
Loss on debt extinguishment	—	—	(17,576)	—
Gain on derivative liability	—	—	620	—
Other (expense) income, net	(34)	(1,922)	1,603	(1,025)
Total other expense, net	(12,928)	(9,073)	(61,275)	(25,904)
Net loss before taxes	(21,747)	(32,891)	(143,403)	(162,073)
Income tax (benefit) provision	(18)	441	(45)	50
Net loss	$(21,729)	$(33,332)	$(143,358)	$(162,123)
Net loss per share, basic and diluted	$(0.14)	$(0.23)	$(0.96)	$(1.13)
Weighted average shares outstanding, basic and diluted	152,106	144,583	150,064	142,946
Stock-based compensation included in:
Cost of sales	$519	$2,485	$4,529	$4,961
Research and development	8,421	9,894	19,531	27,030
Sales, general and administrative	10,458	9,154	49,659	41,286
	$19,398	$21,533	$73,719	$73,277

ALPHATEC HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$160,806	$138,840
Accounts receivable, net	97,304	82,987
Inventories	169,444	175,264
Prepaid expenses and other current assets	23,322	20,308
Total current assets	450,876	417,399
Property and equipment, net	135,324	156,394
Right-of-use assets	31,225	34,701
Goodwill	75,208	70,976
Intangible assets, net	93,454	93,518
Other assets	5,121	2,722
Total assets	$791,208	$775,710

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$40,893	$52,984
Accrued expenses and other current liabilities	97,019	81,466
Contract liabilities	10,439	10,467
Short-term debt	64,526	1,656
Current portion of operating lease liabilities	6,298	6,453
Total current liabilities	219,175	153,026
Total long-term liabilities	536,004	613,250
Redeemable preferred stock	23,603	23,603
Stockholders' equity (deficit)	12,426	(14,169)
Total liabilities and stockholders' equity (deficit)	$791,208	$775,710

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
(unaudited)
Gross profit, GAAP	$149,491	$121,588	$531,888	$424,262
Add: amortization of acquired intangible assets	66	(814)	245	108
Add: stock-based compensation	519	2,485	4,529	4,961
Add: purchase accounting adjustments on acquisitions	—	—	—	197
Non-GAAP gross profit	$150,076	$123,259	$536,662	$429,528
Gross margin, GAAP	70.2%	68.8%	69.6%	69.4%
Add: amortization of acquired intangible assets	0.0%	(0.5%)	0.0%	0.0%
Add: stock-based compensation	0.2%	1.4%	0.6%	0.8%
Add: purchase accounting adjustments on acquisitions	0.0%	0.0%	0.0%	0.0%
Non-GAAP gross margin	70.5%	69.7%	70.2%	70.2%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
(unaudited)
Operating expenses, GAAP	$158,310	$145,406	$614,016	$560,431
Adjustments:
Stock-based compensation	(18,879)	(19,048)	(69,190)	(68,316)
Litigation-related expenses	(3,457)	(1,188)	(23,784)	(9,799)
Amortization of acquired intangible assets	(3,873)	(4,720)	(15,060)	(16,258)
Transaction-related expenses	—	(327)	—	(210)
Restructuring expenses	—	(1,386)	(378)	(3,247)
Other non-recurring expenses	—	—	—	(1,608)
Non-GAAP operating expenses	$132,101	$118,737	$505,604	$460,993

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
(unaudited)
Net loss, GAAP	$(21,729)	$(33,332)	$(143,358)	$(162,123)
Cash interest expense, net	5,184	5,968	21,141	20,422
Noncash interest expense, net	7,710	1,183	24,781	4,457
Loss on debt extinguishment	—	—	17,576	—
Gain on derivative liability	—	—	(620)	—
Other (expense) income, net	34	1,922	(1,603)	1,025
Income tax (benefit) expense	(18)	441	(45)	50
Depreciation	14,695	16,102	60,350	62,052
Amortization expense	4,406	3,906	17,142	16,366
EBITDA	10,282	(3,810)	(4,636)	(57,751)
Add back significant items:
Stock-based compensation	19,398	21,533	73,719	73,277
Purchase accounting adjustments on acquisitions	—	—	—	197
Litigation-related expenses	3,457	1,188	23,784	9,799
Transaction-related expenses	—	327	—	210
Restructuring expenses	—	1,386	378	3,247
Other non-recurring expenses	—	—	—	1,608
Adjusted EBITDA	$33,137	$20,624	$93,245	$30,587

Adjusted EBITDA margin	15.6%	11.7%	12.2%	5.0%
Adjusted EBITDA margin expansion	390	bps	720	bps

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
(unaudited)
Net loss, GAAP	$(21,729)	$(33,332)	$(143,358)	$(162,123)
Stock-based compensation	19,398	21,533	73,719	73,277
Amortization of acquired intangible assets	3,939	3,906	15,305	16,366
Restructuring expenses	—	1,386	378	3,247
Transaction-related expenses	—	—	—	210
Litigation-related expenses	3,457	1,188	23,784	9,799
Loss on debt extinguishment	—	—	17,576	—
Gain on derivative liability	—	—	(620)	—
Non-cash interest expense	7,710	1,183	24,781	4,457
Foreign currency exchange impact	(60)	1,592	(708)	805
Long-term income tax rate adjustment	(3,283)	106	(2,766)	13,967
Non-GAAP net income (loss)	$9,432	$(2,438)	$8,091	$(39,995)

Non-GAAP net income (loss) per share	$0.06	$(0.02)	$0.05	$(0.28)
Weighted average shares outstanding, basic and diluted	152,106	144,583	150,064	142,946